POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints each of Robert Dimond and
Kathleen Mahoney, acting individually, the undersigned's true and lawful attorney-in-fact to:

(i) Prepare, execute for and on behalf of the undersigned (which shall include the use of the undersigned's access codes, passwords, or other unique identifiers for electronic signature purposes), Forms 4 and 5 to report the undersigned's ownership of and transactions in securities of Nash Finch Company
(the "Company"), in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;
(ii) Seek or obtain information on transactions in securities of the Company from any third party including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes such third party to release any such information to each attorney-in-fact and approves and ratifies any such release of information; and
(iii) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 4 or 5 and timely deliver and file such form with the United States Securities and Exchange
Commission, any stock exchange or similar authority, and the Company.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned are not assuming, nor is Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney revokes all previous powers of attorney executed by the undersigned involving the same subject matter, and shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing, the original or a copy of which is delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26 day of March, 2009.

         /s/Hawthorne L. Proctor
      Hawthorne L. Proctor